UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )
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☐	Preliminary proxy statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
SPSS Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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FOR IMMEDIATE RELEASE
Contact: Janine Warell
(312)261-6535
jwarell@spss.com
SPSS Announces Expiration of Hart-Scott-Rodino Waiting Period
CHICAGO, IL (USA) – September 9, 2009 – SPSS Inc. [NASDAQ: SPSS] today announced the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, in connection with the proposed acquisition of SPSS Inc. by International Business Machines Corporation (“IBM”).
As previously announced, SPSS entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among SPSS, IBM and Pipestone Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of IBM (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge, upon closing, with and into SPSS, with SPSS continuing as the surviving corporation (the “Merger”) as a 100 percent owned subsidiary of IBM.
The expiration of the waiting period satisfies one of the conditions to the closing of the Merger. Completion of the Merger remains subject to approval of the stockholders of SPSS and the satisfaction or waiver of other closing conditions as set forth in the Merger Agreement. SPSS’ special meeting of stockholders to consider the Merger Agreement, as earlier announced, is scheduled for October 2, 2009.
About SPSS Inc.
SPSS Inc. is a leading global provider of Predictive Analytics software and solutions. The Company’s complete portfolio of Predictive Analytics Software (PASW) products – data collection, statistics, modeling and deployment – captures people’s attitudes and opinions, predicts outcomes of future customer interactions, and then acts on these insights by embedding analytics into business processes. SPSS solutions address interconnected business objectives across an entire organization by focusing on the convergence of analytics, IT architecture and business process. Commercial, government and academic customers worldwide rely on SPSS technology as a competitive advantage in attracting, retaining and growing customers, while reducing fraud and mitigating risk. Founded in 1968, SPSS is headquartered in Chicago, Illinois. For more information, please visit www.spss.com.
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed transaction between SPSS and IBM. On September 2, 2009, SPSS filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THIS TRANSACTION. Investors and stockholders may obtain free copies of the definitive proxy statement and other documents filed with the SEC by SPSS through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders may obtain free copies of the definitive proxy statement from SPSS by contacting SPSS by telephone at (312) 651-3000, or by mail at SPSS Inc., 233 South Wacker Drive, Chicago, Illinois 60606, or by going to the Investor Relations section of SPSS’ corporate website at http://investor.spss.com.
Participants in the Solicitation
SPSS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of SPSS in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction is included in the definitive proxy statement described above. Additional information regarding these directors and executive officers is also included in SPSS’ proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on March 31, 2009.